UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

VISTANCE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2601 Telecom Parkway
Richardson, Texas 75082
(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 459-5000

CommScope Holding Company, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VISN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Credit Agreements

In connection with the consummation of the Transaction (as defined below), on the Closing Date (as defined below), Vistance Networks, Inc. (formerly CommScope Holding Company, Inc.) (the “Company”) repaid in full all outstanding indebtedness and terminated all outstanding commitments under each of its (x) Revolving Credit Agreement dated as of April 4, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date, the “Revolving Credit Agreement”), by and among the Company, CommScope, LLC, as a borrower, the other borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, which provided for a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $750 million, and (y) Term Loan Credit Agreement, dated as of December 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date, the “Term Loan Credit Agreement” and collectively with the Revolving Credit Agreement, the “Credit Agreements”), among the Company, CommScope, LLC, as the borrower, the lenders party thereto and Apollo Administrative Agency, LLC, as administrative agent and collateral agent, which provided for a senior secured term loan facility in an aggregate outstanding principal amount of $3,150 million.

Notes Redemptions

In connection with the consummation of the Transaction, on the Closing Date, the Company satisfied and discharged the indentures governing the (i) $1,000.0 million in outstanding aggregate principal amount of 9.500% senior secured notes due 2031 (the “2031 Notes”) issued by CommScope, LLC, a direct subsidiary of the Company, (ii) $951.0 million in outstanding aggregate principal amount of 4.750% senior secured notes due 2029 (the “2029 Notes”) issued by CommScope, LLC, (iii) $641.58 million in outstanding aggregate principal amount of 7.125% senior notes due 2028 (the “2028 Notes”) issued by CommScope, LLC, (iv) $866.929 million in outstanding aggregate principal amount of 8.250% senior notes due 2027 (the “8.250% 2027 Notes”) issued by CommScope, LLC and (v) $750.0 million in outstanding aggregate principal amount of 5.000% senior notes due 2027 (the “5.000% 2027 Notes” and, together with the 2031 Notes, the 2029 Notes, the 2028 Notes, and the 8.250% 2027 Notes, the “Notes”) issued by CommScope Technologies LLC (together with CommScope, LLC, the “Issuers”), a wholly owned indirect subsidiary of the Company. In connection therewith, on the Closing Date, the Issuers issued notices of full redemption to holders of all of the outstanding Notes, calling all outstanding Notes for redemption on January 26, 2026.

Investment Agreement

In connection with the consummation of the Transaction, on the Closing Date, 100% of the Company’s Series A Convertible Preferred Stock was redeemed by the Company (the “Preferred Redemption”) for cash in accordance with the terms of the Certificate of Designations designating the Series A Preferred Stock (the “Certificate of Designations”). Simultaneously with the consummation of Preferred Redemption, the Investment Agreement, dated as of November 8, 2018, by and among the Company and Carlyle Partners VII S1 Holdings, L.P. pursuant to which such Series A Convertible Preferred Stock was initially purchased (the “Investment Agreement”), and all rights and obligations of the parties under the Investment Agreement, were terminated.

A summary of the Investment Agreement was set forth in the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2018 (the “November 2018 8-K”) and a summary of the Certificate of Designations was set forth in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2019 (the “April 2019 8-K”), but such descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to the Investment Agreement, which was filed as Exhibit 10.1 to the November 2018 8-K, and the Certificate of Designations, which was filed as Exhibit 3.1 to the April 2019 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 9, 2026, (the “Closing Date”), the Company completed the previously announced sale of its Connectivity and Cable Solutions business segment (the “CCS Business”) to Amphenol Corporation (“Amphenol”) pursuant to the Purchase Agreement, dated as of August 3, 2025 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Amphenol acquired the CCS Business on a cash-free, debt-free basis, in exchange for approximately $10.5 billion in cash, subject to certain adjustments (the “Transaction”).

A description of the Purchase Agreement was set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2025 (the “Prior 8-K”), but such description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was attached as Exhibit 2.1 to the Prior 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Preferred Redemption and the termination of the Investment Agreement, the Board of Directors of the Company (the “Board”) accepted the resignation of Scott Hughes and Patrick McCarter as directors of the Company, effective as of the Closing Date. Each of Mr. Hughes and Mr. McCarter resigned in connection with the Preferred Redemption and the termination of the Investment Agreement and not due to any disagreements with the Board or management of the Company. Following the resignations, the size of the Board was reduced to eight directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2026, the Company filed with the Secretary of State of the State of Delaware a Second Amended and Restated Certificate of Incorporation to change the Company’s corporate name from CommScope Holding Company, Inc. to Vistance Networks, Inc., effective January 14, 2026. A copy of the Second Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.

In connection with the name change, the Board amended the Company’s bylaws to reflect the corporate name Vistance Networks, Inc., also effective on January 14, 2026. No other changes were made to the Company’s bylaws. A copy of the Seventh Amended and Restated Bylaws reflecting this amendment is attached as Exhibit 3.2 hereto and incorporated by reference.

Our common stock will continue to trade on the NASDAQ Stock Market, but effective as of January 14, 2026, it trades under the ticker symbol “VISN”.

Item 9.01. Financial Statements and Exhibits.

(b)	Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial statements of the Company reflecting the disposition of the CCS Business pursuant to the Purchase Agreement, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2025;

•	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2025 and the years ended December 31, 2022, 2023 and 2024; and

•	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits

The following exhibits are hereby filed as part of this Current Report on Form 8-K.

Exhibit.	Description.

3.1	Second Amended and Restated Certificate of Incorporation

3.2	Seventh Amended and Restated Bylaws

99.1	CommScope Holding Company , Inc. Unaudited Pro Forma Condensed Consolidated Financial Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2026

VISTANCE NETWORKS, INC.

By:	/s/ Kyle D. Lorentzen
Kyle D. Lorentzen
Executive Vice President and Chief Financial Officer